Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  MEDQUIST INC.

                                  ARTICLE FIRST
                                      NAME

         The name of the corporation is MedQuist Inc.

                                 ARTICLE SECOND
                                REGISTERED OFFICE

         The location of the corporation's current registered office in this State is Five Greentree Centre, Suite 311, Marlton, New Jersey, 08053.

                                  ARTICLE THIRD
                                     PURPOSE

         The name of the current registered agent for the corporation is John M. Suender.

                                 ARTICLE FOURTH
                                     PURPOSE

         The purposes for which the corporation is formed are: to engage, without limitation, in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act and any amendments thereto.

                                  ARTICLE FIFTH
                                  CAPITAL STOCK

         The aggregate number of shares which the corporation shall have authority to issue is 36,055,987.50 shares of which 30,000,000 shares shall be common stock and 6,055,987.50 shares shall be preferred stock.

         The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

                  (a) Preferred. The corporation's board of directors (hereinafter called" Board of Directors" or "Board") is authorized to adopt at any time, or from time-to-time, amendments to the Certificate of Incorporation in respect to any unissued and/or treasury shares of preferred stock, and thereby to fix or change the division of shares of the preferred stock into classes and/or into series within any class or classes, and to fix or change the determination of the relative rights, preferences and limitations of the share of any class or series. The authority of the Board with respect to each class or series of preferred stock shall include, but not be limited to, determination of the following:

                           (i)      The number of shares constituting that class
or series and the distinctive designation of that class or series;

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                           (ii)     The dividend rate on the shares of that
class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

                           (iii) Whether that class or series shall have voting
rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                           (iv)     Whether that class or series shall have
conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (v)      Whether or not shares of that class or
series shall be redeemable and whether or not the corporation or the holder (or both) may exercise the redemption right, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

                           (vi)     The rights of the shares of that class or
series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                           (vii)    Any other relative rights, preferences and
limitations of that class or series as may be permitted or required by law.

                  (b) Common. Each share of common stock shall be entitled to one vote on all matters submitted to a vote of shareholders, except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation. The holders of common stock shall be entitled to such dividends as may be declared by the Board of Directors from time-to-time, provided that required dividends, if any, on the preferred stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the corporation, the assets and funds of the corporation available for distribution to shareholders, and remaining after the payment to holders of preferred stock of the amounts to which they are entitled, shall be divided and paid to the holders of the common stock according to their respective shares.

                                  ARTICLE SIXTH
                    DIRECTOR NUMBER; CLASSIFICATION; REMOVAL

                  (a) The number of directors which shall constitute the whole Board of Directors shall be not less than five nor more than twenty. Subject to any rights of holders of preferred stock, the exact number of directors within such maximum and minimum shall be determined by resolution duly adopted by the Board of Directors by a majority vote of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent directors.

                  (b) The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors of each class shall serve for a term of three years, and until their successors shall have been elected and qualified. Upon the adoption of this Article SIXTH and the filing of the Amended and Restated Certificate of Incorporation with the New Jersey Secretary of State, the existing Board of Directors shall automatically be reclassified such that some of the director's terms will be automatically extended as a result thereof. Each director of the reclassified Board of Directors shall be placed in one of three classes, and the initial term of office of each such class shall (except in the event of his earlier resignation or removal) expire at the annual shareholders' meeting taking place in the year set forth opposite such director's name (or, if later, upon the election and qualification of his successor), as follows:

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                  Name                               Class         Term Expires
                  ----                               -----         ------------

                  William T. Carson                  III               1995
                  Richard J. Censits
                  James F. Conway

                  Frederick S. Fox, III              II                1994
                  Robert D. Mintz
                  A. Fred Ruttenberg

                  Joseph F. Centrone, M.D.           I                 1993
                  Barry D. Brown
                  Kyle W. Will
                  Richard G. Mohrfeld

         At each annual shareholders' meeting following such initial reclassification and election, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders following such meeting. Each director so elected shall hold office until his term expires and his successor is elected and qualified, or until his earlier resignation or removal.

                  (c) Newly elected directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of all votes entitled to be cast by the entire Board of Directors.

                  (d) Any directors elected pursuant to any special voting rights of one or more series of Preferred Stock shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions of this Article SIXTH.

                                 ARTICLE SEVENTH
                      VOTING POWERS OF DIRECTORS GENERALLY

         Every director of the corporation shall be entitled to one (1) vote on all matters upon which the Board of Directors is entitled to vote. The number of directors constituting the current Board of Directors of the corporation is ten. The names and addresses of the directors are presently as follows:

               Name                                   Address

         Barry D. Brown                  West Jersey Health System
                                         Mt. Ephraim & Atlantic Avenues
                                         Camden, NJ 08104

         William T. Carson, Jr.          The Covenant Bank for Savings
                                         18 Kings Highway West
                                         Haddonfield, NJ 08033

         Richard J. Censits              688 Annemore Lane
                                         Naples, FL  34108

         Joseph F. Centrone, M.D.        South Jersey Radiology
                                         Executive Office
                                         100 Carnie Blvd., Suite B-9
                                         Voorhees, NJ 08043

         James F. Conway                 Mr. Softee, Inc.
                                         901 Clements Bridge Road
                                         Runnemede, NJ 08078

         Frederick S. Fox, III           Fox & Lazo
                                         30 Washington Avenue
                                         Haddonfield, NJ 08033

         Robert D. Mintz, Esquire        Freeman, Mintz, Hagner & Deiches, P.A.
                                         34 Tanner Street
                                         Haddonfield, NJ 08033

         Richard G. Mohrfeld             Mohrfeld, Inc.
                                         24 Lees Avenue
                                         Collingswood, NJ 08108

         A. Fred Ruttenberg              Blank Rome Comisky & McCauley LLP
                                         Woodland Falls Corporate Park
                                         210 Lake Drive East
                                         Cherry Hill, NJ 08002

         Kyle W. Will                    Delaware Valley/Liebert, Inc.
                                         Keystone Industrial Park
                                         200 Rittenhouse Circle - One East
                                         Bristol, PA  19007

                                 ARTICLE EIGHTH
                                    DURATION

         The duration of the corporation is perpetual.

                                  ARTICLE NINTH
                        LIMITATION OF DIRECTOR LIABILITY

         A director of the corporation shall not be personally liable to the corporation or to the shareholders of the corporation for damages for breach of any duty owed to the corporation or to the shareholders of the corporation except that this Article NINTH shall not relieve a director of the corporation from personal liability to the corporation and to the shareholders of the corporation for damages for any breach of duty based upon an act or omission (a) in breach of such director's duty of loyalty to the corporation or the shareholders of the corporation, or (b) not in good faith or involving a knowing violation of laws, or (c) resulting in the receipt by such director of an improper personal benefit.

                                  ARTICLE TENTH
                                  SEVERABILITY

         In the event that all, some or any part of any provision contained in this Amended and Restated Certificate of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of this Amended and Restated Certificate of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability or any other provision (or any part or parts thereof) of the Amended and Restated Certificate of Incorporation. If and to the extent that any provision contained in this Amended and Restated Certificate of Incorporation violates any rule of a securities exchange or automated quotation system on which securities of the corporation are traded, the Board of Directors is authorized, in its sole discretion, to suspend or terminate such provision for such time or periods of time and subject to such conditions as the Board of Directors shall determine in its sole discretion.

                                ARTICLE ELEVENTH
                                    HEADINGS

         Article headings and the ordering of paragraphs are for convenience of reference only and shall not be construed to alter, amend or otherwise affect the meaning, intent or effect of the provisions of this Amended and Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, the corporation has executed this document on the 27th day of January, 1992.

                                            MEDQUIST INC.


                                            By: /s/ Richard J. Censits
                                                -------------------------------
                                                Richard J. Censits, President

                           CERTIFICATE OF AMENDMENT TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  MEDQUIST INC.

Pursuant to N.J.S.A.  14A:7-15.1(3)

Dated:  May 11, 1998


The undersigned, the President of MedQuist Inc., hereby certifies as follows:

The name of the corporation is MedQuist Inc.

On May 11, 1998, the Board of Directors adopted a resolution approving a division of all outstanding shares of capital stock of the Corporation consistent with the terms of this Certificate of Amendment.

Such share division will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remains unissued after the share division exceeding the percentage of authorized shares that was unissued before the share division.

All of the common stock and preferred stock of the Corporation shall be subject to said share division such that each share of common stock and preferred stock shall be divided into two (2) shares.

5. The first sentence of "Article Fifth Capital Stock" of the Amended and Restated Certificate of Incorporation is hereby amended to read as follows:

                  The aggregate number of shares which the Corporation shall have authority to issue is 72,111,975 of which 60,000,000 shares shall be common stock and 12,111,975 shares shall be preferred stock.

         IN WITNESS THEREOF, the Corporation has caused this Certificate to be executed on its behalf by its President as of the date first above written.

                                          MedQuist Inc.


                                          By: /s/ David A. Cohen
                                              ----------------------------------
                                              David A. Cohen, President,
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors

                                 MEDQUIST INC.

                ACTION OF DIRECTORS BY UNANIMOUS WRITTEN CONSENT



         The undersigned, being all of the directors of MEDQUIST INC., a New Jersey corporation (the "Company"), under and pursuant to Section 14A:6-7.1 of the New Jersey Business Corporation Act, do hereby propose, adopt and consent to the following action, which consent shall have the same effect as action duly taken by the unanimous vote of the Board of Directors at a duly called meeting:

                                  2-FOR-1 SPLIT

         WHEREAS, the Board of Directors deems it to be in the best interests of the Company and its shareholders to declare a 2-for-1 split of the Company's common stock, no par value;

         NOW THEREFORE, BE IT:

         RESOLVED, that the Board of Directors hereby declares a 2-for-1 split (the "Stock Split") of the Company's common stock, no par value, pursuant to the terms of the Certificate of Amendment ("Stock Split Amendment") to the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A and subject to the other provisions of this Unanimous Consent; and be it further

         RESOLVED, that the Officers (as defined below) shall have the authority in their reasonable judgment and with the advice of the Company's investment bankers and counsel, to determine the record date and effective date of the Stock Split; provided, however, if such determinations are not made on or before the next regular meeting of the Board of Directors (scheduled July 22, 1998) then the authority of the Officers to so act shall be deemed revoked and the Stock Split may not be effected without further action of the Board of Directors;

         RESOLVED, that the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, the Vice President and Chief Financial Officer and the Vice President and General Counsel (collectively, the "Officers"), or any of them, are hereby authorized and directed to take all actions necessary and appropriate in order to effect the intent of the foregoing, including, without limitation, executing and filing the Stock Split Amendment with the New Jersey Secretary of State;